Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Pennsylvania Premium Income Municipal Fund 2
33-58232
811-7482


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-012815.